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Exhibit 21.1

Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Alton Casino, LLC (d/b/a Argosy Casino Alton)	Illinois
HC Bangor, LLC. (d/b/a Hollywood Casino Bangor)	Maine
Belle of Sioux City, L.P. (d/b/a Argosy Casino Sioux City)	Iowa
Beulah Park Gaming Ventures, Inc. (d/b/a Beulah Park)	Ohio
BSLO, LLC. (d/b/a Hollywood Casino Gulf Coast)	Mississippi
BTN, LLC. (d/b/a Boomtown Biloxi)	Mississippi
Casino Rama Services, Inc.	Ontario
Central Ohio Gaming Ventures, LLC (d/b/a Hollywood Casino Columbus)	Ohio
CHC (Ontario) Supplies Limited	Nova Scotia
CHC Casinos Canada Limited	Nova Scotia
CHC Casinos Corp.	Florida
Crazy Horses, Inc. (d/b/a Raceway Park)	Ohio
CRC Holdings, Inc.	Florida
Dayton Real Estate Ventures, LLC(d/b/a Hollywood Gaming at Dayton Raceway)	Ohio
Delvest, LCC	Delaware
Gaming Jet Services, LLC	Delaware
HC Joliet, LLC (d/b/a Hollywood Casino Joliet)	Illinois
Hollywood Casinos, LLC	Delaware
HC Aurora, LLC (d/b/a Hollywood Casino Aurora)	Illinois
Houston Gaming Ventures, Inc.	Texas
HWCC—Tunica, LLC. (d/b/a Hollywood Casino Tunica)	Texas
Indiana Gaming Company, LLC (d/b/a Hollywood Casino Lawrenceburg)	Indiana
Iowa Gaming Company, LLC	Iowa
Kansas Entertainment, LLC	Delaware
LVGV, LLC (d/b/a M Resort)	Nevada
Maryland Gaming Ventures, Inc	Delaware
Mountainview Thoroughbred Racing Association, LLC (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
NY OCCR Investment, LLC	Delaware
OCCR Enterprises Holdings, LLC	Delaware
Ohio Racing Company	Ohio
Penn Hollywood Kansas, Inc.	Delaware
Penn National GSFR, LLC	Delaware
Penn National Holdings, LLC	Delaware
Penn NJ OTW, LLC	New Jersey
Penn Sanford, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
Penn Tenant, LLC	Pennsylvania
Pennsylvania National Turf Club, LLC. (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Pennwood Racing, Inc.	Delaware
PHK Staffing, LLC	Delaware
PM Texas, LLC	Delaware
PNGI Charles Town Gaming, LLC (d/b/a Hollywood Casino at Charles Town Races)	West Virginia
Prince George's Racing Ventures, LLC (d/b/a Rosecroft Raceway)	Delaware
Raceway Park, Inc. (d/b/a Raceway Park)	Ohio
San Diego Gaming Ventures, LLC	Delaware
SOKC, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
Springfield Gaming and Redevelopment, LLC (d/b/a Plainridge Racecourse)	Delaware
St. Louis Gaming Ventures, LLC (d/b/a Hollywood Casino St. Louis)	Delaware
The Missouri Gaming Company, LLC (d/b/a Argosy Casino Riverside)	Missouri
Toledo Gaming Ventures, LLC (d/b/a Hollywood Casino Toledo)	Ohio
Youngstown Real Estate Ventures, LLC(d/b/a Hollywood Gaming at Mahoning Valley Race Course)	Ohio
Western Massachusetts Gaming Ventures, LLC	Delaware
Zia Park, LLC (d/b/a Zia Park Casino)	Delaware

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  Exhibit 21.1
Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)